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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-3 of R.H. Donnelley Inc. of our report dated February 21, 2003, except as to the change in business segments described in Note 12, which is as of July 11, 2003, relating to the consolidated financial statements of R.H. Donnelley Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
July 30, 2003